SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 30, 2006

SILICON GRAPHICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 30, 2006, Mr. Arthur L. Money informed the Company of his intention to resign from the Company’s Board of Directors effective May 31, 2006. The Company does not intend to appoint a replacement for Mr. Money as it currently is anticipated that a new Board of Directors will be appointed upon the Company’s emergence from Chapter 11 in the near-term. Mr. Money’s resignation was not the result of any disagreement between the Company and Mr. Money on any matter relating to the Company’s operations, policies or practices. Mr. Money will remain on the Board of Directors of the Company’s subsidiary, Silicon Graphics Federal, Inc.

Item 8.01. Other Events.

On June 1, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing a $130 million financing facility and a settlement with Goldman Sachs with respect to real estate leases, each of which is subject to bankruptcy court approval.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 1, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: June 1, 2006	By:	/s/ Barry Weinert
Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 1, 2006

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